NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


      EXERCISABLE ON OR PRIOR TO 5:30 P.M., EASTERN TIME ON JULY 15, 2002,
                              AND VOID THEREAFTER


                              POSSIS MEDICAL, INC.

                               REDEEMABLE WARRANT


Warrant No. [   ]                                            Dated July 15, 1998


         Possis Medical, Inc., a Minnesota corporation (the "Company"),
hereby certifies that, for value received, [                               ]
or its registered assigns ("Holder"), is entitled, subject to the
terms set forth below, to purchase from the Company up to a total of [      ]
shares of Common Stock, $.40 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $15.578 per share (as adjusted from time to time as provided in Section 9, the "Exercise Price"), at any time and from time to time from and after the date hereof and on or prior to 5:30 p.m., Eastern time on July 15, 2002 (the "Expiration Date"), upon compliance with and subject to the following terms and conditions:

                  1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

                  2. Registration of Transfers and Exchanges.

                           (a) This Warrant has been issued subject to certain
investment representations of the original Holder hereof set forth in the Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of July 14, 1998, among the Company and purchasers of the Company's Series A 5% Convertible Debentures, Series B 5% Convertible Debentures and Series C 5% Convertible Debentures. This Warrant may be transferred only to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Subject thereto, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed (and payment by the Holder of any transfer taxes that are payable as a result of the transfer of this Warrant to a person other than the Holder), to the Transfer Agent or to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

                           (b) This Warrant is exchangeable, upon the surrender
hereof by the Holder to the office of the Company specified in or pursuant to
Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, but New Warrants shall not represent the right to purchase less than 1,000 Warrant Shares unless such smaller number of Warrant Shares represents the full number of Warrant Shares as are purchasable on exercise of the New Warrant. Any such New Warrant will be dated the date of such exchange.

                  3. Duration, Exercise of Warrants and Redemption.

                           (a) This Warrant shall be exercisable by the
registered Holder on any Business Day before 5:30 P.M., Eastern time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:30 P.M., Eastern time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. For purposes of this Warrant, "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                           (b) Subject to Sections 2(b), 6 and 10, upon
surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in
Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 Business
Days after the Date of Exercise (as defined below)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends to the extent required by Section 3.1 of the Purchase Agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

                           A "Date of Exercise" means the date on which the
Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

                           (c) This Warrant shall be exercisable, either in its
entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

                           (d) Commencing on the 19th month following the
issuance of this Warrant (the "Trigger Date"), if (i) the average closing bid price of the Common Stock on the Nasdaq National Market (or such other national securities exchange on which the Common Stock is then listed or quoted) for any consecutive 30 Trading Day period exceeds 180% of the average closing bid price of the Common Stock for the five (5) Trading Days preceding the issuance date of this Warrant (a "Trigger Period"), and (ii) the Warrant Shares are either registered for resale pursuant to an effective registration statement naming the Holder as a selling stockholder thereunder or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance acceptable to the Holder and the transfer agent for the Common Stock, the Company shall have the right, upon 30 days' notice to the Holder given at any time after the Trigger Date but not later than five Trading Days after the conclusion of any such Trigger Period (the "Redemption Notice"), to redeem this Warrant or any portion thereof at a price of $.01 per Warrant Share (the "Redemption Price"), on the date set forth in the Redemption Notice, but in no event earlier than 30 days following the date of the Redemption Notice (the "Redemption Date"). The Holder may exercise this Warrant at any time prior to the Redemption Date. Any portion of this Warrant not exercised by 5:00 p.m. (New York City time) on the Redemption Date shall no longer be exercisable and shall be returned to the Company, and the Company, upon its receipt of the unexercised portion of this Warrant, shall issue therefor in full and complete satisfaction of its obligations under such remaining portion of this Warrant to the Holder an amount equal to the number of shares of Common Stock then issuable hereunder multiplied by the

Redemption Price. The Redemption Price shall be mailed to such Holder at its address of record, and the Warrant shall be canceled.

                  4. Piggyback Registration Rights. During the term of this Warrant, the Company may not file any registration statement with the Securities and Exchange Commission (other than registration statements of the Company filed on Form S-8 or Form S-4, each as promulgated under the Securities Act, pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger, acquisition or similar transaction including supplements thereto, but not additionally filed registration statements in respect of such securities) at any time when there is not an effective registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder, unless the Company provides the Holder with not less than 20 days notice of its intention to file such registration statement and provides the Holder the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Holder pursuant to this Section shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date. The Company will pay all registration expenses in connection therewith. After conclusion of the Effectiveness Period (as defined in the Registration Rights Agreement, dated as of July 15, 1998, between the Company, the Holder and the other Purchasers of the Company's Series A 5% Convertible Debentures due July, 2004 ("Series A Debentures")), if a registration pursuant to this Section 4 involves an underwritten public offering of the securities so being registered, and the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the Holder) not less than 5 days prior to the date scheduled for such offering that, in its opinion, the amount of securities (including the Warrant Shares) requested to be included in such registration exceeds the amount which can be sold in such offering without materially adversely affecting the distribution of the securities, then the Company shall include in such registration first, all the securities initially proposed to be sold pursuant to such registration statement and second, the amount of other securities (including the Warrant Shares) requested to be included in such registration that the Company is so advised can be sold in such offering, allocated, if necessary, pro rata among the holders (including the Holder) thereof requesting such registration on the basis of the estimated number of shares of Common Stock (except that if other holders of securities have the right to include in such underwritten offering securities of the Company other than shares of Common Stock, on the basis of the estimated gross proceeds) of the securities (including the Warrant Shares) requested to be included in such registration.


                  5. Demand Registration Rights. At any time during the term of this Warrant when the Warrant Shares are not registered pursuant to an effective registration statement, the Holder may make a written request for the registration under the Securities Act (a "Demand Registration"), of all of the Warrant Shares (the "Registrable Securities"), and the Company shall use its best efforts to effect such Demand Registration as promptly as possible, but in any case within 90 days thereafter. Any request for a Demand Registration shall specify the aggregate number of Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. The right to cause a registration of the Registrable Securities under this Section 5 shall be limited to one such registration in the aggregate for the Holder and for the holders of the other Redeemable Warrants issued pursuant to the Purchase Agreement (collectively, the "Redeemable Warrants"; the aggregate number of shares of Common Stock into which all of the Redeemable Warrants are exercisable are called "Redeemable Warrant Shares"). Holders of Redeemable Warrants exercisable into not less than 66-2/3% of the Redeemable Warrant Shares shall be entitled to make the Demand Registration pursuant to this Section 5. In any registration initiated as a Demand Registration, the Company will pay all of its registration expenses in connection therewith. A Demand Registration shall not be counted as a Demand Registration hereunder until the registration statement filed pursuant to the Demand Registration has been declared effective by the Securities and Exchange Commission and maintained continuously effective for a period of at least 360 days or such shorter period when all Registrable Securities included therein have been sold in accordance with such registration statement, provided, however that any days on which such registration statement is not effective or on which the Holder is not permitted by the Company or any governmental authority to sell Warrant Shares under such registration statement shall not count towards such 360 day period.

                  6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

                  7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

                  8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

                  9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9. Upon each such adjustment of the Exercise Price pursuant to this Section 9, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                     (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock (as defined below) or on any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares,
(iii) combine outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification, and shall apply to successive subdivisions, combinations and reclassifications.

                     (b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this
Section 9(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

                     (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 9(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which the Holders agree may be the firm that regularly examines the financial statements of the Company) (an "Appraiser").

                     (d) If, at any time while this Warrant is outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock to all holders of Common Stock for a consideration per share less than the Exercise Price then in effect, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance, and (ii) the number of shares of Common Stock which the aggregate consideration received (or to be received, assuming exercise or conversion in full of such rights, warrants and convertible securities) for the issuance of such additional shares of Common Stock would purchase at the Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                     (e) For the purposes of this Section 9, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                     (f) All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                     (g) Whenever the Exercise Price is adjusted pursuant to
Section 9(c) above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm) at the Holder's expense, in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such appraiser. The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

                     (h) If:

                             (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                             (ii)     the Company shall declare a special
                                      nonrecurring cash dividend on or a
                                      redemption of its Common Stock; or

                             (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                             (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                             (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                     10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

                           (a) Cash Exercise. The Holder shall deliver
immediately available funds or a check payable to the Company; or

                           (b) Cashless Exercise. At such time as, but only at
such time as, all of the Warrant Shares are not registered pursuant to an effective registration statement, the Holder shall have the right to surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                    X = Y (A-B)/A
         where:
                                    X = the number of Warrant Shares to be
                                    issued to the Holder.

                                    Y = the number of Warrant Shares with
                                    respect to which this Warrant is being
                                    exercised.

                                    A = the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

                                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date to the extent permitted by Rule 144.

                     11. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented.

If any fraction of a Warrant Share would, except for the provisions of this
Section 11, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction. If the Company elects not to, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole Warrant Share.

                     12. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern time) on any date and earlier than 11:59 p.m. (Eastern time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or a day that is not a Business Day, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 9055 Evergreen Boulevard, N.W., Minneapolis, MN 55433-8003,
Facsimile: (612) 780-7223, Attention: Chief Financial Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 12.

                     13. Warrant Agent.

                           (a) The Company shall serve as warrant agent under
this Warrant. Upon twenty (20) days' notice to the Holder, the Company may appoint a new warrant agent.

                           (b) Any corporation into which the Company or any new
warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

                    14. Miscellaneous.

                           (a) This Warrant shall be binding on and inure to the
benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

                           (b) Subject to Section 14(a), above, nothing in this
Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

                           (c) This Warrant shall be governed by and construed
and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                           (d) The headings herein are for convenience only, do
not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                           (e) In case any one or more of the provisions of this
Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                         POSSIS MEDICAL, INC.

                                         By:
                                                ---------------------------
                                         Name:  Irving R. Colacci
                                         Title: VP, Legal Affairs & HR,
                                                General Counsel & Secretary

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Possis Medical, Inc.:

         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock ("Common Stock"), $.40 par value per share, of Possis Medical, Inc. and , if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                               PLEASE INSERT SOCIAL SECURITY OR
                                               TAX IDENTIFICATION NUMBER
                                               -------------------------------

------------------------------------------------------------------------------


------------------------------------------------------------------------------
                         (Please print name and address)

         If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

------------------------------------------------------------------------------
                         (Please print name and address)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

         In the event the New Warrant is to be issued in the name of a person other than the undersigned, the undersigned represents that the transfer of the New Warrant by the undersigned to such other person is pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act of 1933, as amended.

Dated:            ,                         Name of Holder:
      ------------ -----

                                                     (Print)
                                                            ------------------
                                                     (By:)
                                                            ------------------
                                                     (Name:)
                                                     (Title:)

                                                    (Signature must conform in
                                                    all respects to name of
                                                    holder as specified on the
                                                    face of the Warrant)


To: Norwest Bank. Minnesota, N.A.

         Please issue the shares of Common Stock indicated above.

                                            POSSIS MEDICAL, INC


                                            By:
                                               -------------------------------
                                                     Name:
                                                     Title:

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Possis Medical, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Possis Medical, Inc. with full power of substitution in the premises.

Dated:

---------------, ----


                              ---------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                               ---------------------------------------
                               Address of Transferee

                               ---------------------------------------

                               ---------------------------------------



In the presence of:


--------------------------